Exhibit 10.15

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.

Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.

THIS AGREEMENT made the day and year stated in Section 1 of the First Schedule hereto BETWEEN the part whose name and description are stated in Section 2 of the First Schedule hereto (hereinafter referred to as “the Landlord”) of the one part AND the party whose name and description are stated in Section 3 of the First Schedule hereto (hereinafter referred to as “the Tenant”) of the other part.

WHEREAS the Landlord is the registered and beneficial owner of the demised premises more particularly referred to and described in Section 4 of the First Schedule hereto (hereinafter referred to as “the Demised Premises”).

AND WHEREAS the Landlord has agreed to let and the Tenant has agreed to accept the tenancy of the Demised Premises on “as is where is” basis for the term stated in Section 6 of the First Schedule hereto (hereinafter referred to as “the Term”) and subject to the terms and conditions hereinafter contained.

AND WHEREAS the Tenant has paid the amount as stated in Section 9(b) of the First Schedule hereto being the earnest deposit to the Landlord’s solicitors as stakeholder prior to the execution of this Agreement (hereinafter referred to as “the Earnest Deposit”) and the Earnest Deposit will be fully refunded to the Tenant in accordance to this Agreement.

NOW THIS AGREEMENT WITNESSETH as follows:-

1.
The Landlord hereby demises unto the Tenant the Demised Premises in the manner as set out in this Agreement and lets to the Tenant the clean room and all other manufacturing and production facilities (whichever is applicable) and attached and/or located at the Demised Premises as more particularly stipulated in the facilities agreement which shall be executed by the parties simultaneously upon the execution of this Agreement (hereinafter referred to as “the Facilities Agreement”).
2.
The Tenant hereby covenants with the Landlord as follows:-
(a)
To pay the Landlord the rent in advance on the first (1st) day every calendar month in the manner specified in Section 8 of the First Schedule hereto exclude all taxes, rates, levies or charges or Sales and Service Tax (hereinafter referred to as “the Monthly Rental”) during the Term PROVIDED THAT if the Monthly Rental or the rent as stated in Section 12 of the First Schedule hereto Revised Monthly Rental, as the case may be, is paid after the seventh (7th) day of every month, the Tenant shall additionally pay to the Landlord interest at the rate of eight per centum (8%) per annum calculated on such unpaid Monthly Rental or the Revised Monthly Rental (as hereinafter defined), as the case may be, on daily basis from the expiry of the eighth (8th) day onwards;

(b)
Not to keep or to permit or to suffer to be kept on the Demised Premises any material of which may contravene any statute or order or local regulation or insurance policies of the Demised Premises or by-law to constitute a nuisance to the occupier of neighbouring property.
(c)
To keep and maintain every part of the Demised Premises which are non-structural including but not limited to all Fixtures and Fittings provided therein in good and tenantable repair and condition (fair wear and tear excepted);
(d)
To permit the Landlord and his agent by giving seven (7) days prior notice in writing to the Tenant at all reasonable time to enter upon the Demised Premises strictly for the purposes of examining the state and condition thereof provided always that the Landlord shall be accompanied by the Tenant’s personnel and thereupon the Landlord shall serve upon the Tenant notice in writing specifying any repairs necessary to be done to keep the Demised Premises in reasonable state of repair (fair wear and tear excepted and damage by accidental fire, storm, tempest, Act of God and civil commotion and riot excepted) and require the Tenant forthwith to execute such repairs and if the Tenant shall not within one (1) month after the receipt of such notice in writing proceed with the execution of such repairs then it shall be lawful for the Landlord to enter the Demised Premises and to execute such repairs using a contractor of its own choice. The Landlord shall provide the Tenant with a quotation of the costs to be mutually agreed between the parties PROVIDED THAT if the Tenant fails respond in writing within fourteen (14) days of receipt of the quotation, such costs shall be deemed agreed by the Tenant and the costs thereof shall be a debt due from the Tenant to the Landlord;
(e)
On execution of this Agreement to pay the deposit with the Landlord the sum of money and by way of deposit pursuant to Section 9(a)(i) of the First Schedule hereto to the Landlord as security deposit (hereinafter referred to as “the Security Deposit”) together with the sum stated in Section 9(a)(ii) of the First Schedule hereto to the Landlord as utility deposit (hereinafter referred to as “the Utility Deposit”). The Landlord shall refund to the Tenant the Security Deposit and the Utility Deposit under whatsoever circumstances without interest within five (5) working days upon expiry or sooner determination of the Term PROVIDED that there is no breach on the Tenant and upon proof of full settlement of all charges on all utilities supplied to the Demised Premises (including but not limited to water, electricity and tele-communication facilities) being tendered by the Tenant. The Security Deposit and the Utility Deposit shall be maintained at the sums as specified in Section 9(a) of the First Schedule hereof respectively during the Term;
(f)
To deliver and yield up peacefully the Demised Premises together with all the Fixtures and Fittings at the expiration of the Term, the Renewal Term or the Further Term, as the case may be, hereby granted or sooner the determination of the tenancy in good and tenantable repair and condition (fair wear and tear and damage by accidental fire, storm, tempest, Act of God and civil commotion and riot excepted) in accordance with the terms and conditions herein contained;
(g)
To fully indemnify and keep the Landlord indemnified against all claims or demands or actions or proceedings settlements damages whatsoever and howsoever arising out of any injury death or damage to any persons things or property by reason of or arising in any way directly out of the repair state of repair condition existence or use of the Demised Premises throughout the Term hereby created if such damages are caused by the Tenant’s, its employee’s, representative’s, guest’s and/or agent’s fault solely and/or any building structure instrument and or machinery erected installed or affixed thereon by the Tenant or in relation thereto or the trade or business for the time being carried on the Demised Premises and to effect and maintain or cause to be effected and maintained the adequate insurance;
(h)
To pay the whole electricity and water supply and telephone bill and bill for Indah Water Konsortium supplied or consumed during the Term of the Demised Premises;
(i)
At its own costs and expenses to make such renovations, improvements and alterations to the interior of the Demised Premises and to install such fixtures and fittings as the Tenant shall consider to be necessary and desirable in its sole discretion to enable the Demised Premises to be fit provided that the approval of the municipality or other appropriate authority;
(j)
To keep the Demised Premises including the doors and window panes and all Fixtures and Fittings in good tenantable repair and condition (fair wear and tear and damage by accidental fire, storm, tempest, Act of God and civil commotion and riot excepted);
(k)
At its own costs and expenses to apply and obtain whatsoever approval from the relevant authority for the operation of its own business at the Demised Premises;
(l)
To use the Demised Premises only for the purposes shown in Section 10 of the First Schedule hereto and solely for legitimate use and to indemnify or keep indemnified the Landlord against summonses, actions, proceedings, expenses, damages, costs, claims, demand which may be levied brought or made against him or which he may pay sustain or incur by reason of any act or omission of the Tenant solely or the use of the Demised Premises by the Tenant solely which is not attributed due to the Landlord’s default, act or omission;
(m)
To keep in working order, condition and repair the utility, the lavatories and water closets and all apparatus and fittings used on connection to the pipes and drains in the Demised Premises (fair wear and tear excepted) in a reasonable clean and sanitary condition;
(n)
To permit the Landlord or their agents during the two (2) months immediately preceding the termination of this tenancy to affix and retain without interference on any part of the Demised Premises a notice for reletting the same and during the two (2) months period with prior appointment in writing to permit all persons with the Landlord or their agents at reasonable times of the working day of the Tenant to view the Demised Premises provided always that each appointment shall be accompanied by the Tenant’s personnel or representative or agent;
(o)
Not to do or permit to be done on the Demised Premises anything whereby the policy or policies of insurance against loss or damage by fire for the time being subsisting which are maintained by the Landlord may become void or voidable or hereby the rate and rates of premium therein may be increased and to repay to the Landlord all sums paid by way of increased premium if such increased premium be payable in respect of the Demised Premises and all expenses incurred in or about any renewal of any such policy or policies rendered necessary by a breach of this covenant;

(p)
Not to assign, sublet or part with the possession of the Demised Premises or any part thereof during the Term, the Renewal Term or Further Term, as the case may be, without the prior written consent of the Landlord PROVIDED THAT such consent shall not be unreasonably withheld and shall be given punctually to the Tenant;
(q)
To pay to the Landlord any loss and/or damage whatsoever incurred or sustained by the Landlord as a consequence of every breach or non-observance of the Tenant's covenants herein contained if such loss and damages are caused by the Tenant’s, its employee’s, representative’s, guest’s and/or agent’s fault solely and to indemnify the Landlord from and against all actions claims liability costs and expenses thereby arising only if such damages are caused by the Tenant’s, its employee’s, representative’s, guest’s and/or agent’s fault solely which is not attributed and is not due to the Landlord’s default, act or omission;
(r)
To observe and comply with all building by-laws and regulations affecting the Demised Premises and comply with the requirements of any governmental department, local authority or other public or competent authority or court of competent jurisdiction, where such requirements are imposed, which affecting the Demised Premises which are now in force or which may hereinafter be enacted and enforced in Malaysia;
(s)
To insure against their own assets and property in the Demised Premises during the Term, the Renewal term or the Further Term, as the case may be, and in the event that the Demised Premises is destroyed in fire or otherwise, the Landlord shall not be responsible for whatever losses and damages that the Tenant may suffer arising from the any incident PROVIDED THAT if such losses and damages are not contributed and attributed by the Landlord solely;
(t)
the Tenant shall throughout the Term, Renewal Term or the Further Term, as the case may be, comply with the requirements prescribed by the Fire and Rescue Department Malaysia (Bomba);
(u)
Not do any act or thing in the Demised Premises which is immoral or illegal or against any of the law, regulation, rules or by-laws of Malaysia and the Landlord shall not be held liable for any aforesaid act or things done by the Tenant. The Tenant shall fully indemnify the landlord in the event the landlord suffers any loss or damage as the result of the said act; and
(v)
Upon the expiration or earlier termination of this Agreement, the Tenant shall be at liberty to remove all movable and immovable of the Tenant’s belongings, the Tenant’s apparatus and all debris from the Demised Premises including those items listed under Appendix B hereto PROVIDED ALWAYS THAT the Landlord shall have the option, exercisable by giving prior written notice to the Tenant before such removal, to purchase any or all of the items listed under Appendix B at their then prevailing fair market value.

3.
The Landlord hereby covenants and undertakes with Tenant as follows:-
(a)
The Landlord has full authority and capacity to rent the Demised Premises to the Tenant in accordance with this Agreement;
(b)
To pay the assessment and quit rent which are charged or required relating to the Demised Premises but in the event of any increase in the assessment rate that is solely attributable to the increase of the original factory built-up area measuring approximately 238,360.24 square feet, the parties hereto mutually agree that the Tenant shall only be responsible for the incremental portion of such increased assessment rate that is directly attributable to the additional built-up area subject always that the Landlord shall produce written confirmation attributing the increased assessment to the additional built-up area or renovation works on the Demised Premises from the relevant local authority in so far the increment is concerned.
(c)
That upon the Tenant paying the Monthly Rental, Revised Monthly Rental, as the case may be, and observing and performing the several covenants stipulations and conditions on his part herein contained the Tenant shall peacefully hold and enjoy the Demised Premises during the Term, the Renewal Term or the Further Term, as the case may be, free from any interruption, disturbance, nuisance or interference of whatsoever by the Landlord or any person rightfully claiming under or in trust for himself. In the event of any interruption, disturbance, nuisance or interference of any nature whatsoever that affects the Tenant’s use, occupation or quiet and peaceful enjoyment of the Demised Premises or the Tenant’s business operation on the Demised Premises, the Landlord shall, at the Landlord’s sole cost and expense, promptly and diligently take all necessary steps, measures and actions including rendering assistance to the Tenant to fully rectify and remedy the situation, thereby ensuring that the Tenant’s use, occupation and peaceful enjoyment of the Demised Premises are not adversely affected or otherwise diminished in any manner throughout the Term, the Renewal Term or the Further Term, as the case may be.
(d)
Prior to the date of issuance of Certificate of Completion and Compliance, the Landlord shall at its own costs and expenses comply with the requirements prescribed by the Fire and Rescue Department Malaysia (Bomba) in order to obtain the Certificate of Completion and Compliance;
(e)
To supply and install, at the Landlord’s sole cost and expense, an electrical power supply capacity of not less than 11kV @ 4094kW from Tenaga Nasional Berhad (TNB) to the Demised Premises and to ensure that such power supply shall be fully operational and continuously made available for the Tenant’s use at all times throughout the Term, the Renewal Term or the Further Term, as the case may be;
(f)
At all times throughout the Term, Renewal Term and the Further Term, as the case may be, keep the Demised Premises except the furniture, fixtures therein belonging to the Tenant insured against loss or damage by fire and in case of destruction by fire to replace or reinstate the same within a reasonable time;
(g)
To maintain and upkeep the main structure of the Demised Premises including but not limited to the roofs, foundation, external walls in working and tenantable repair condition throughout the Term, the Renewal Term or the Further Term, as the case may be save and except if the damage is caused solely by the wilful misconduct or negligence of the Tenant, its employee, representative, guest and/or agent;

(h)
The Landlord shall at his own costs and expenses undertake to make good any roof’s water leakage within or affecting the Demised Premises during the Term, the Renewal Term or the Further Term, as the case may be, save and except if the damage is caused solely by the wilful misconduct or negligence of the Tenant, its employee, representative, guest and/or agent;
(i)
To fully indemnify and keep the Tenant indemnified against all claims or demands or actions or proceedings or other damages and expenses suffered and/or incurred by the Tenant or any damage occasioned to the Demised Premises arising as a consequence of any breach non-observance or non-performance of the Landlord’s covenants and obligations herein this Agreement contained;
(j)
The Landlord hereby agrees that the Tenant shall be entitled to give to the Landlord a notice specifying any maintenance, upkeep, replacement and repair whenever necessary of the main structure of the Demised Premises as required to be maintained by the Landlord pursuant to Paragraph 3(g) above and the Landlord shall within two (2) months after receipt of such notice, proceed with the execution of such repairs or works, or making of such replacements and if the Landlord shall not within two (2) months after the receipt of such notice in writing proceed with the execution of such repairs then it shall be lawful for the Tenant to carry out such repairs or works or replacements using a contractor of its own choice and to provide the Landlord with a quotation of the costs to be mutually agreed between the parties PROVIDED THAT if the Landlord fails respond in writing within fourteen (14) days of receipt of the quotation, such costs shall be deemed agreed by the Landlord and the costs thereof shall be a debt due and payable by the Landlord to the Tenant;
(k)
The Landlord shall comply with and conform to all laws, rules, regulations, directives, order and/or by-laws affecting the Demised Premises to obtain Certificate of Completion and Compliance; and
(l)
The Landlord hereby agrees that at any time during the Term, the Renewal Term or the Further Term, as the case may be, if:
(i)
the Landlord shall have received an offer from a third party to purchase the Demised Premises (hereinafter referred to as “Intended Purchaser”) and the Landlord intends to sell the Demised Premises to the Intended Purchaser; or
(ii)
the Landlord intends to sell the Demised Premises,

the Landlord shall issue a notice in writing (hereinafter referred to as “Landlord’s Notice”) to the Tenant to notify and to grant to the Tenant the first right to purchase the Demised Premises, together with the key terms of such purchase. Such first right of purchase shall be exercised by the Tenant by notice in writing to the Landlord (hereinafter referred to as “Tenant’s Notice”) within sixty (60) days from the date of the Tenant’s receipt of the Landlord’s Notice, failing which such first right to purchase shall lapse and the Landlord shall be entitled to sell the

Demised Premises to any party or the Intended Purchaser (hereinafter referred to as “Buyer”) provided always:

I.
such sale to the Buyer shall be transacted at a price not lower than and on terms no more favourable than those offered to the Tenant; and
II.
such sale to the Buyer shall be subject to this Tenancy and the Landlord irrevocably undertakes as follows:
A.
that such sale shall neither prejudice nor compromise the rights of the Tenant nor vary the Tenant’s rights and obligations under this Agreement in any way whatsoever;
B.
to procure that the Buyer shall enter into a novation agreement with the Landlord and the Tenant, which shall be effective at the completion of such sale, whereupon the Landlord shall assign and novate to the Buyer all of the Landlord’s rights, obligations, title, interests and remedies under this Agreement on the following conditions:
1)
that such sale shall be made by the Landlord subject to this Tenancy and all of the Tenant’s rights, title and interests under this Agreement;
2)
that the Buyer shall irrevocably assume all of the Landlord’s covenants, obligations, undertakings, responsibilities and liabilities under this Agreement; and
3)
the novation agreement duly executed by all parties thereto and a stamped copy of such novation agreement will be delivered to the Tenant forthwith upon the stamping of the same, which stamp duty of such novation agreement shall be borne solely by the Landlord.
C.
in the event the sale to the Buyer is not concluded or not completed, that this entire process set out in this Paragraph 3(l) shall be repeated.

Upon receipt of the Tenant’s Notice, the Landlord and the Tenant shall negotiate the terms and conditions and enter into the sale and purchase agreement within sixty (60) days from the Landlord’s receipt of the Tenant’s Notice or such other period as may be mutually agreed between the Parties in writing.

4.
PROVIDED ALWAYS and it is hereby expressly covenanted and agreed and declared as between the parties here as follows:-
a)
If the Monthly Rental and the Revised Monthly Rental as the case may be or any part thereof shall be unpaid by the Tenant to the Landlord for Seven (7) days after becoming payable or if any covenants on the Tenant's part herein contained shall not be performed or observed or if the Tenant shall become wound up or made or enter into an arrangement for composition with this creditors PROVIDED THAT the Landlord shall give the Tenant a forfeiture notice pursuant to Section 235 of the National Land Code (Revised, 2020) and it is hereby mutually agreed that a reasonable time period to remedy the breach is a minimum of sixty (60) days or any other longer period mutually agreed by the parties hereto to remedy the breach and if the Tenant has failed to remedy the breach within the stipulated time period, the Landlord shall be entitled to issue a written notice to the Tenant to terminate the Tenancy with immediate effect and the Security Deposit shall be forfeited by the Landlord and the Tenant shall be liable to pay to the Landlord the total Monthly Rental or the Revised Monthly Rental, as the case may be, for the unexpired portion of the Term or the Renewal Term, as the case may be, as the agreed liquidated damages and not by way of penalty.
b)
If the Landlord fails, neglects or refuses to perform or observe any of its covenants, undertakings, warranties or obligations under this Agreement or commits or permits any act or omission that disturbs or interferes with the Tenant’s quiet enjoyment and uninterrupted use and occupation of the Demised Premises and such failure continues for a period of more than sixty (60) days or any other longer period mutually agreed by the parties hereto after the Tenant has served a written notice specifying the nature of the default and requiring the Landlord to remedy the same or if the Landlord shall go into liquidation otherwise than for the purpose of amalgamation or reconstruction or if the Landlord for the time being shall enter into any composition with the Landlord’s creditors, then the Tenant shall be entitled to take action for specific performance of the Landlord’s obligations under this Agreement and claim for damages equivalent to the Security Deposit as agreed liquidated damages and not by way of penalty or alternatively, to terminate the Tenancy with immediate effect in which event the Landlord shall be liable to forthwith pay to the Tenant damages equivalent to the total Monthly Rental or the Revised Monthly Rental, as the case may be, for the unexpired portion of the Term or the Renewal Term, as the case may be, as the agreed liquidated damages and not by way of penalty.
c)
This Agreement is a fixed term agreement and the parties hereto mutually agreed that the Landlord and the Tenant shall not, during the subsisting of the Term, i.e. the initial three (3) years term, be entitled to determine the tenancy prematurely under whatsoever circumstances.
d)
At the expiration of the Term hereby created, the Parties hereto mutually agreed that the Tenant shall be entitled for the first right of refusal to further renew and extend the tenancy by giving one (1) month’s notice in advance prior to the expiry of the Term to the Landlord for a period more particularly stated in Section 11 of the First Schedule hereof (hereinafter referred to as “the Renewal Term”) at the revised monthly rental as stated in Section 12 of the First Schedule hereof (hereinafter referred to as “the Revised Monthly Rental”) exclude all taxes, rates, levies or charges or Sales and Service Tax. The parties hereto mutually agreed that the Landlord and the Tenant shall not, during the Renewal Term, be entitled to determine the tenancy prematurely under whatsoever circumstances.

e)
The parties hereto mutually agreed that the Tenant shall be entitled for the first right of refusal to further renew and extend the tenancy upon expiry of the Renewal Term by giving one (1) month’s notice in advance prior to the expiry of the Renewal Term to the Landlord for the period as stated in Section 13 of the First Schedule hereof (hereinafter referred to as “the Further Term”) at the revised monthly rental as stated in Section 14 of the First Schedule hereof exclude all taxes, rates, levies or charges or Sales and Service Tax subject to the terms and conditions to be mutually agreed by both parties .
f)
Upon the determination of this Agreement by effluxion of time at the expiration of the Term, the Renewal Term or the Further Term, as the case may be, hereby granted or the sooner determination of the tenancy, the Tenant shall forthwith surrender vacant possession of the Demised Premises and Fixtures and Fittings in good and tenantable repair and condition (fair wear and tear and damage by accidental fire, storm, tempest, Act of God and civil commotion and riot excepted excepted) to the Landlord and if the Tenant shall not then be in breach of the terms and conditions herein expressed to be observed or performed by the Tenant, the Landlord shall fully refund to the Tenant the Security Deposit without interest and the Utility Deposit shall only be refunded to the Tenant upon proof of full settlement of all charges on all utilities supplied to the Demised Premises being tendered by the Tenant within seven (7) working days upon the determination of this Agreement. In the event of the Landlord’s breach of this covenant, the Tenant shall be entitled for damages from the Landlord and all costs and expenses incurred thereby shall be adjudicated by the court.
5.
In this Agreement where the context so admits, the following expressions shall have the following meanings, that is to say:-
(a)
Words importing the masculine gender only shall be deemed to include the feminine and neuter genders.
(b)
the singular shall include the plural and vice versa.
(c)
the term “Parties” means the Landlord and the Tenant and the term “party” means the Landlord or the Tenant.
6.
Any indulgence given by the Landlord or the Tenant shall not constitute a waiver or prejudice the of Landlord’s or the Tenant’s respective rights herein contained.
7.
Time wherever mentioned in this Agreement shall be of the essence of the contract.
8.
Each party shall bear their own solicitor’s cost and all the costs, incidentals and the stamp duty of this Agreement shall be borne by the Landlord and the Tenant equally.

9.
Any notice, request or demand requiring to be served by either party hereto to other under this Agreement shall be in writing and shall be prepaid registered post and/or email to the following address:-

To the Landlord

Address: 2005, Tingkat Perusahaan Satu, Kawasan Perindustrian Perai, 13600 Perai, Pulau Pinang

Email: [***]

To the Tenant

Address: Plot 104, Jalan Kampung Jawa, Bayan Lepas Industrial Park, 11900 Bayan Lepas, Pulau Pinang

Email: [***]

Notices are deemed received:-

(a)
by prepaid registered post: at 9 am on the third business day after posting; or
(b)
by email: 24 hours from delivery if sent to the correct email address and no notice of delivery failure is received.
10.
This Agreement shall be binding upon the heirs and personal representatives successors in title and the permitted assigns of the parties hereto.
11.
The First Schedule and the Second Schedule annexed hereto shall be taken read and construed as an essential part of this Agreement.
12.
The terms and conditions set out hereto under the Second Schedule of this Agreement shall be constituted and treated as the special conditions (hereinafter referred to as “the Special Conditions”), if there is any conflict, discrepancy or variance between the Special Conditions as set out therein and any other term or condition of this Agreement, the Special Conditions under the Second Schedule shall prevail and be binding on the parties hereto.
13.
This Agreement and the Facilities Agreement contain the whole agreement between the Landlord and the Tenant relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Landlord and the Tenant in relation to the matters dealt with in this Agreement and the Facilities Agreement.
14.
This Agreement is subject to the Facilities Agreement whereby both parties are subject to the terms and conditions contained in the Facilities Agreement and shall ensure, at all times during the Term, Renewal Term and the Further Term, as the case may be, strictly comply with any of the obligations and covenants set out in the Facilities Agreement. In the event that either of the interdependent agreement is terminated for any reasons whatsoever, the other agreement shall automatically and simultaneously terminate, without further notice by either party.
15.
If there is any conflict, discrepancy or variance between the Facilities Agreement as set out therein and any other terms or conditions of this Agreement, this Agreement shall prevail and be binding on the parties hereto.
16.
Save as otherwise expressly provided, no modification, variation, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.
17.
This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. The Landlord and the Tenant may enter into this Agreement by executing any such counterpart.
18.
This Agreement shall be governed by and construed in accordance with the laws of Malaysia. Each of the Landlord and the Tenant agrees that the courts of Malaysia are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement.

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IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first abovewritten:-

Signed by Ooi Eng Leong NRIC No.: [***]	]
for and on behalf of the Landlord	]
in the presence of:	]	/s/ Ooi Eng Leong
NATIONGATE SYSTEM SDN. BHD.

/s/ Tan San Hoon
TAN SAN HOON
Advocate & Solicitor
Peguambela dan Peguamcara Prai, Penang
(BC/T/1195)

Signed by Davindra Singh Gendeh NRIC No.: [***]	]
for and on behalf of the Landlord	]
in the presence of:	]	/s/ Davindra Singh Gendeh
NATIONGATE SYSTEM SDN. BHD.

/s/ Tan San Hoon
TAN SAN HOON
Advocate & Solicitor
Peguambela dan Peguamcara Prai, Penang
(BC/T/1195)

Signed by ONG LAY PEAN [***]	]
for and on behalf of the Tenant	]
in the presence of:	]	/s/ Ong Lay Pean
SYNTIANT MALAYSIA MANUFACTURING SDN. BHD.

/s/ Loy Yeow Khoon
LOY YEOW KHOON
Advocate & Solicitor
PENANG
(BC/L/1292)

THE FIRST SCHEDULE

(Which is to be taken read and construed as an essential part of this Agreement)

SECTION	ITEM	PARTICULAR
1.	Date of agreement	Dated this 19 JUN 2025
2.	Name and address of the Landlord

NATIONGATE SYSTEM SDN. BHD. (Company Registration No.:   202001001264 (1357583-K)) a company incorporated in Malaysia under the COMPANIES ACT 2016 with its registered address at 51-8-A, Menara BHL, Jalan Sultan Ahmad Shah, 10050 Georgetown, Pulau Pinang and a place of business at 2511, Tingkat Perusahaan 4A, Kawasan Perusahaan Perai, 13600 Perai, Pulau Pinang

Tel No.: [***]

Bank’s details:

[***]

3.	Name and address of the Tenant

SYNTIANT MALAYSIA MANUFACTURING SDN. BHD.

(Company Registration No.: 202401025052 (1570901-M)) a company incorporated in Malaysia under the COMPANIES ACT 2016 with its registered address at Office Suite No. 603, Block C, Pusat Dagangan Phileo Damansara 1, No. 9, Jalan 16/11, Off Jalan Damansara, 46350 Petaling Jaya, Selangor and having a place of business at Plot 104, Jalan Kampung Jawa, Bayan Lepas Industrial Park, 11900 Bayan Lepas, Pulau Pinang

4.	Demised Premises

A factory building measuring approximately 238,360.24 square feet      in area bearing assessment address No. 2496, Lorong Perusahaan Baru 2, Prai Industrial Estate, 13600 Prai, Pulau Pinang erected on part of the land and hereditament known as PT No. 2995, Mukim 01, Daerah Seberang Perai Tengah, Negeri Pulau Pinang held under Hakmilik Sementara No. Hakmilik HSD 30937 which is more particularly delineated in yellow colour on the Floor Plan attached in Appendix A hereto

5.	Date of Commencement	From the date of issuance of Certificate of Completion and Compliance
6.	Duration of Tenancy	Three (3) years
7.	Date of Expiration	Three (3) years from the Date of Commencement
8.	Reserved rent and manner of payment

Monthly Rental of Ringgit Malaysia Four Hundred Eight Thousand Eight Hundred (RM408,800.00) only payable in advance on the 1st day of each calendar month in the event not later than the 7th day of each calendar month and the Earnest Deposit shall be treated as first Monthly Rental which shall payable from the 1st day of August, 2025 onwards provided that the CCC has been obtained. The PDC Consent Fee shall be paid by the Tenant to PDC upon the issuance of the letter from PDC to request for PDC Consent fee.

9(a).	Deposit

(i) Security Deposit: Ringgit Malaysia Two Million Four Hundred Fifty Two Thousand Eight Hundred (RM2,452,800.00) only

(ii) Utility Deposit: Ringgit Malaysia Four Hundred Eight Thousand Eight Hundred (RM408,800.00) only

9(b)	Earnest Deposit	Ringgit Malaysia Four Hundred Eight Thousand Eight Hundred (RM408,800.00) only
10.	Purpose	For the usage of the Tenant’s business only.
11.	Renewal Term	Three (3) years upon expiry of the Term of this Tenancy
12.	Revised Monthly Rental for the Renewal Term	Ringgit Malaysia Five Hundred Eleven Thousand (RM511,000.00) only
13	Further Term	Three (3) years upon expiry of the Renewal Term of this Tenancy
14	Revised Monthly Rental for the Further Term	Ringgit Malaysia Five Hundred Sixty Two Thousand One Hundred (RM562,100.00) only

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THE SECOND SCHEDULE

(Which is to be taken read and construed as an essential part of this Agreement)

1.
The Special Conditions

A. PENANG DEVELOPMENT CORPORATION CONSENT

The Landlord shall submit the application for the written consent of the PDC for the transaction of renting the Demised Premises to the Tenant (hereinafter collectively referred to as “the PDC Consent”) within one (1) month from the date of this Agreement PROVIDED that upon finalization of this Agreement, the Tenant and/or the Tenant’s solicitors shall provide all necessary and relevant particulars and information and execute and deliver all necessary and relevant documents relating to or required in respect of such application for the PDC Consent to the Landlord in order for the Landlord to submit the necessary applications to PDC for the purposes of obtaining the PDC Consent. The Tenant shall bear the consent fee for the procurement of the written consent of the PDC PROVIDED THAT in the event if the Landlord failed to obtain the PDC Consent for whatsoever reasons within six (6) months from the date of this Agreement, the Tenant shall be at liberty to further extend the prescribed period for the procurement of PDC Consent by the Landlord PROVIDED FURTHER THAT if the PDC Consent has not been obtained within the prescribed period and the Tenant is unable to commence and/or carry out its business operations at the Demised Premises, the Tenant shall not be liable to pay the Monthly Rental herein reserved until and unless the PDC Consent has been duly obtained or to terminate this Agreement and upon such termination the Landlord shall simultaneously refund the Earnest Deposit, the Security Deposit and the Utilities Deposit and all monies, if any received by the Landlord to the Tenant.

Simultaneously upon issuance of the PDC Consent, the Landlord’s Solicitors shall upon receipt of the same from the Landlord within three (3) working days forthwith forward to the Tenant’s Solicitors the original of the written consent issued by the PDC.

B. CERTIFICATE OF COMPLETION AND COMPLAINCE

The Landlord hereby undertake to obtain the CCC in any event not later than 30th June 2025 PROVIDED THAT in the event if the Landlord failed to obtain the CCC for whatsoever reasons by 30th June 2025, the Tenant shall be at liberty to further extend the prescribed period for the procurement of CCC by the Landlord in which event the Rental Free Period shall be automatically extended on a day-for-day basis for each day of extension until the CCC has been duly obtained or to terminate this Agreement and upon such termination the Landlord shall simultaneously refund the Earnest Deposit, the Security Deposit and the Utilities Deposit and all monies, if any received by the Landlord to the Tenant.

Simultaneously upon procurement of the CCC by the Landlord, the Landlord’s Solicitors shall upon receipt of the same from the Landlord within three (3) working days forthwith forward to the Tenant’s Solicitors a certified true copy of the original of the CCC.

2.
The Landlord hereby agree to deliver the vacant possession to the Tenant upon execution of this Agreement and hereby grant the rent free period immediately from the date of this Agreement and expiring on the 31st day of July, 2025 (hereinafter referred to as “the Rental Free Period”) and the Tenant shall only be obligated to pay the Monthly Rental from the 1st day of August, 2025 onwards provided that the CCC has been obtained. In amplification of this clause, the Landlord hereby unconditionally and irrevocably grants to the Tenant the absolute right to carry out or undertake any renovations, alterations or modifications to the Demised Premises or any part thereof whenever the Tenant deems fit and proper. The Landlord shall grant a limited power of attorney to the Tenant to submit the building plan to the relevant authority for the Tenant to carry out its renovation work at the Demised Premises. Such power of attorney shall be valid and remain in force throughout the subsistence of this Agreement.
3.
This Agreement shall supersede any other tenancy agreements and/or any other confirmations, letters signed between the parties prior to the date of this Agreement.

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APPENDIX A

Floor Plan

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APPENDIX B

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